VIXEL CORPORATION

REGISTRATION RIGHTS AGREEMENT

February 14, 2003

VIXEL CORPORATION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of the 14th day of February, 2003 by and among Vixel Corporation, a Delaware corporation (the “Company”) and the holders of Series B Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series B Preferred Stock”) listed on Exhibit A hereto (the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are entering into a Series B Convertible Preferred Stock and Warrant Purchase Agreement (the “Series B Purchase Agreement”) of even date herewith pursuant to which the Company shall sell to the Investors and the Investors shall purchase from the Company shares of the Company’s Series B Preferred Stock and Warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, par value $0.0015 per share (the “Common Stock”).  A condition to the Investors’ obligations under the Series B Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors certain rights to register shares of the Common Stock, issuable upon conversion of the Preferred Stock and exercise of the Warrants held by the Investors.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Investors hereby agree as follows:

AGREEMENT

The parties hereby agree as follows:

1.    Registration Rights.  The Company and the Investors covenant and agree as follows:

        1.1    Definitions.  For purposes of this Section 1:

            (a)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

            (b)    The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Company’s Series B Preferred Stock or exercise of the Warrants, other than shares for which registration rights have terminated pursuant to Section 1 hereof, (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities listed in (i), or (iii) any other shares of Common Stock of the Company issued as a result of the provisions related to the failure by the Company to file and/or have declared effective a registration statement pursuant to Section 1.2 hereof; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned.  Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

            (c)    The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

            (d)    The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1 of this Agreement;

            (e)    The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

            (f)    The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed thirty-five thousand dollars ($35,000.00) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company); and

            (g)    The term “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        1.2    Shelf Registration.

            (a)     The Company shall prepare and, as soon as practicable but in no event later than 45 calendar days after the Closing Date (as defined in the Series B Purchase Agreement), file with the SEC a registration statement (the “Shelf Registration Statement”) or registration statements (as is necessary) on Form S-3 (or if such form is unavailable, such other form as is available for registration for resale of the Registrable Securities) covering the resale by the Holders of all of the Registrable Securities eligible to be registered on their behalf on such form as of such date (the “Eligible Securities”).    If the Shelf Registration Statement is not filed with the SEC within 45 days, if Form S-3, or 75 days, if other than Form S-3, after the Closing Date, the Company shall pay to the Holders for each day after such 45 or 75 day deadline until such filing is made, either at the Company’s option (i) an aggregate of $5,000 each day in liquidated damages (to be distributed pro rata among the Holders in proportion to the number of Registrable Securities held by each such Holder), or (ii) additional shares of Series B Preferred Stock having an aggregate value of $5,000 each day based upon a per share price of $2.10 (to be distributed pro rata among the Holders in proportion to the number of Registrable Securities held by each such Holder).

            (b)        The Company shall use its best efforts to have the Shelf Registration Statement declared effective by the SEC as soon as practicable.  The Company’s best efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC.  If the Shelf Registration Statement is not declared effective by the SEC within 120 days after the Closing Date (the “Required Effective Date”), the Company shall pay to the Holders for each day after the Required Effective Date until such Shelf Registration Statement is declared effective by the SEC, at the Company’s option either (i) an aggregate of $7,500 each day in liquidated damages  (to be distributed pro rata among the Holders in proportion to the number of Registrable Securities held by each such Holder), or (ii) additional shares of Series B Preferred Stock having an aggregate value of $7,500 each day based upon a per share price of $2.10 (to be distributed pro rata among the Holders in proportion to the number of Registrable Securities held by each such Holder).  Notwithstanding anything herein to the contrary, the aggregate of liquidated damages to be paid pursuant to this Section 1.2 shall not exceed $1,000,000 (or additional shares of Series B Preferred Stock having an aggregate value of $1,000,000 based upon a per share price of $2.10) and any liquidated damages periods shall be tolled for any delays caused by Holders failure to timely furnish to the Company complete and accurate information regarding itself and the Registrable Securities held by it.

            (c)        Upon receipt by the Company of a legal opinion addressed to the Company from counsel representing any Holder whose Registrable Securities were not Eligible Securities at the time of the filing of the Shelf Registration Statement, stating that such Registrable Securities (the “Newly Eligible Securities”) have become eligible for registration on Form S-3, the Company shall, at its option, (1) amend the Shelf Registration Statement filed pursuant to Section 1.2(a) to include as selling stockholders those Holders who hold Newly Eligible Securities and register the sale of such Newly Eligible Securities or (2) file with the SEC an additional registration statement or registration statements (as is necessary) on Form S-3 (or if such form is unavailable, such other form as is available for registration) covering the resale of all of the Newly Eligible Securities.

            (d)        The Company shall use its best efforts to maintain the effectiveness of the Shelf Registration Statement until the earliest of (i) the date on which all such Registrable Securities have been sold thereunder, or (ii) the date on which the registration rights under this Agreement terminate pursuant to Section 1.14.

            (e)        Notwithstanding the foregoing, the Company shall be entitled to suspend effectiveness of the Shelf Registration Statement for up to 30 days if the Company shall furnish to the Holders a certificate signed by the Chairman of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Shelf Registration Statement to continue to be effective because (i) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction (“Company Activity”) that the Company desires to keep confidential for business reasons, and the Company determines in good faith that the public disclosure requirement imposed on the Company pursuant to the Shelf Registration Statement would require disclosure of the Company Activity; or (ii) the Company files a Registration Statement (other than a Registration Statement on Form S-4 or Form S-8, or any successor form) with the SEC for the purpose of registering under the Securities Act any securities to be publicly offered and sold by the Company.

            (f)         Notwithstanding Section 1.2(e) above, the Company may not utilize the right to suspend the effectiveness of the Shelf Registration Statement more than once in any twelve-month period, and the Holders shall be reimbursed for all Registration Expenses incurred prior to the receipt of such certificate.

        1.3    Request for Registration.

            (a)    At any time after the Required Effective Date that there is not in existence an effective registration statement (or registration statements) allowing for the registration and sale of all Registrable Securities held by the Holders, if the Company shall receive, a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding and not eligible for such registration, that the Company file a registration statement under the Securities Act covering the registration of all or a portion of such Registrable Securities which have an aggregate offering price, net of underwriting discounts and commissions, of at least $2,000,000 then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.3(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 2.4.

            (b)    If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in subsection 1.3(a).  The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company.  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of

Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  If any Holders would thus be entitled to include more securities than such Holder requested to be registered, the excess shall be allocated among the other remaining requesting Holders in the manner described in the immediately preceding sentence.

            (c)    Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.3, a certificate signed by the President of the Company stating that the Company is engaged in any activity that, in the good faith judgment of the Board of Directors of the Company (the “Board”), is material and nonpublic and would be required to be disclosed in the applicable registration statement and such disclosure would be seriously detrimental to the Company and its stockholders, then the Company may direct that such request to register Registrable Securities be delayed for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

            (d)    In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3:

                (i)    After the Company has effected two (2) such registrations on behalf of the Holders pursuant to this Section 1.3 and each such registration has been declared or ordered effective, provided that the Registrable Securities requested for inclusion in such registration were so included; and provided further that if such a registration statement has become effective but the contemplated public offering is withdrawn prior to the completion thereof because of material adverse developments affecting the Company that were not known to the participating holders prior to such effectiveness, then such registration shall not count as one registration under this Section 1.3.

                (ii)    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company initiated registration subject to Section 1.4 hereof; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; or

                (iii)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a registration in accordance with Section 1.2 above.

        1.4    Company Registration.  At any time after the Required Effective Date that there is not in existence an effective registration statement (or registration statements) covering a Holder’s Registrable Securities (a “Precluded Holder”), if the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each such Precluded Holder written notice of such registration.  Upon the written request of each Precluded Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 2.4, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Precluded Holder has requested to be registered; provided, however, that in connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.4 to include any of the Precluded Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Precluded Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering does not include the shares of any other selling shareholders, in which event any or all of Holder’s Registrable Securities may be excluded..

        1.5    [RESERVED]

        1.6    Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, in the case of registrations pursuant to Section 1.3keep such registration statement effective until the distribution is completed, but not more than one hundred twenty (120) days, provided that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration statement due to circumstances described in Section 1.6(f).

            (b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided however, that with respect to amendments or supplements required for updating the list of selling security holders, the Company shall only be required to make such amendment or supplement once each calendar quarter.

            (c)    Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them that are included in such registration.

            (d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            (e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and cause its officers and other employees to participate in any “road shows”, as the managing underwriters may reasonably request.

            (f)    Notify each Holder of Registrable Securities covered by such registration statement (and each underwriter in the case of an underwritten offering) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, following such notification, promptly deliver to each Holder and each such underwriter that number of copies of all amendments or supplements referred in paragraphs (b) and (c) of this Section 1.6 as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not include and untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

            (h)    [Reserved]

            (i)    Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities and (ii) a “comfort”

letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities.

        1.7    Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of such Holder’s Registrable Securities.

        1.8    Expenses of Registration.  All Registration Expenses incurred in connection with shelf registrations and all issuances off the shelf  (pursuant to Section 1.2), two demand registrations (pursuant to Section 1.3) and any piggyback registrations (pursuant to Section 1.4), shall be borne by the Company.

        1.9    Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

    1.10    Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

            (b)    To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided, further that such consent shall not be deemed to have been unreasonably withheld or delayed if any settlement (i) does not include as an unconditional term thereof, the giving by the plaintiff or claimant to the Holder of a release from all liability in respect of such loss, claim, damage, liability or action or (ii) includes an admission of guilt on behalf of the Holder; provided, further that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

           (c)    Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

            (d)    If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control for the parties to such agreement.

            (f)    The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

        1.11    Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

             (a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

            (b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable;

            (c)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (d)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        1.12    Assignment of Registration and Information Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to transferee or assignee of  Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, member, or stockholder of a Holder (including any side-by side or co-invest fund also managed by such Holder or an affiliate thereof), or (b) acquires at least 250,000 shares of Registrable Securities (as adjusted for stock splits and combinations); provided the Company is, within 10 days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and agrees to be bound by all relevant stockholder agreements.

        1.13    Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to have registration rights superior to the registration rights of the Holders granted herein, (b) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (c) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.2.

        1.14    Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after (i) such time as such Holder (together with its affiliates) may sell all of its Registrable Securities during a three-month period without registration, pursuant to Rule 144 or another similar exemption under the Securities Act, or (ii) upon termination of the entire Agreement upon a change in control of the Company as provided in Section 2.1.

    2.    Miscellaneous.

        2.1    Termination of Entire Agreement Upon Change of Control.  This Agreement shall terminate, and have no further force and effect, when the Company shall sell, convey, or otherwise dispose of all or substantially all of its assets or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of and the Company is not the survivor, provided that this Agreement shall not be terminated following (i) a merger effected solely for the purpose of changing the domicile of the Company, (ii) a transaction in which the shareholders of the Company immediately prior to the transaction own, directly or indirectly, 50% or more of the voting power of the surviving corporation following the transaction or (iii) a transaction in which the consideration paid to the Holders consists entirely, or in part, of securities and such securities are not freely tradeable by the Holders whether due to the nature of such securities or the status of any Holder as an affiliate of the Company.

        2.2    Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any series of preferred stock or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        2.3    Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

        2.4    Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, or by overnight courier, or sent by telegram, or fax or e-mail with confirmation of receipt, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on Exhibit A hereto or as subsequently modified by written notice, and if to the Company, with a copy to Heller Ehrman White & McAuliff LLP, 701 Fifth Avenue, Suite 6100, Seattle, Washington  98104-7098, Attn:  Jeffry Shelby, (fax: 206-447-0849), and if to the Investors, with a copy to each of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, NY 10022, Attn: Stuart Bressman (fax: 212-895-2900).

        2.5    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

        2.6    Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

        2.7    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        2.8    Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        2.9    Aggregation of Stock.  All shares of the Series B Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.  The share numbers set forth in Sections 1 (determining minimum shareholding amounts for certain rights) shall be proportionately adjusted for any stock split, combination, or other recapitalization or the like.

        2.10    Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

[Signature Page Follows]

    The parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

VIXEL CORPORATION

By: /s/ Kurtis L. Adams
Name: Kurtis L. Adams
Title: Chief Financial Officer
Address:
11911 North Creek Parkway South
Bothell, Washington 98011
Fax: (425) 806-4001

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INVESTORS:

THE GOLDMAN SACHS GROUP, INC.
By: /s/ Joe DiSabato
Name: Joe DiSabato
Title: Attorney-in-Fact
Address:
85 Broad Street
New York, New York 10004
Attn: Tara Harrison
Fax: (212) 357-5505

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.
By: /s/ Joe DiSabato
Name: Joe DiSabato
Title: Attorney-in-Fact
Address:
85 Broad Street
New York, New York 10004
Attn: Tara Harrison
Fax: (212) 357-5505

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

HOWARD HUGHES MEDICAL INSTITUTE

By: Wellington Management Company, LLP, as investment advisor
By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel
Address:
75 State Street
Boston, MA 02109

NEW YORK STATE NURSES ASSOCIATION PENSION PLAN

By: Wellington Management Company, LLP, as investment advisor
By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel
Address:
75 State Street
Boston, MA 02109

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

OHIO CARPENTERS' PENSION FUND

By: Wellington Management Company, LLP, as investment advisor
By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel
Address:
75 State Street
Boston, MA 02109

LABORERS' DISTRICT COUNCIL AND CONTRACTORS' OF OHIO PENSION FUND

By: Wellington Management Company, LLP, as investment advisor
By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel
Address:
75 State Street
Boston, MA 02109

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

AUSTRALIAN RETIREMENT FUND

By: Wellington Management Company, LLP, as investment advisor
By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel
Address:
75 State Street
Boston, MA 02109

ESSS GLOBAL SMALL COMPANIES

By: Wellington Management Company, LLP, as investment advisor
By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel
Address:
75 State Street
Boston, MA 02109

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

INVESTORS:

THE GOLDMAN SACHS GROUP, INC.
GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.
HOWARD HUGHES MEDICAL INSTITUTE
NEW YORK STATE NURSES ASSOCIATION PENSION PLAN
OHIO CARPENTERS’ PENSION FUND
LABORERS’ DISTRICT COUNCIL AND
CONTRACTORS’ OF OHIO PENSION FUND
AUSTRALIAN RETIREMENT FUND
ESSS GLOBAL SMALL COMPANIES